                        VALUE-ADDED DISTRIBUTOR AGREEMENT

         This Value-Added Distributor Agreement (this "Agreement"), effective as of October 1, 1999, is made between Infrastructure Defense, Inc. ("iDEFENSE"), a Delaware corporation and HomeCom Communications, Inc.
("HomeCom"), a Delaware corporation.

                                    RECITALS

A. Pursuant to the terms of the Asset Purchase Agreement dated of even date herewith by and between iDEFENSE and HomeCom, HomeCom will sell to iDEFENSE all of the business and assets of HomeCom's internet security division (the "Division").

B. After closing of this sale, iDEFENSE will be in the business of providing risk management consulting services with respect to security of electronic systems and networks.

C. HomeCom wishes to have certain rights to market and distribute iDEFENSE's consulting services to HomeCom's core financial services customers and to engage iDEFENSE as its exclusive subcontractor and provider of such consulting services.

                                    AGREEMENT

         NOW THEREFORE in consideration of the mutual promises, covenants and obligations contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       DEFINITIONS.

                  1.1 "COMPETING SERVICES" means any software or services which compete with the Services or Materials and other services offered or under active development by iDEFENSE, including but not limited to any products, reports and consulting and other services relating to electronic infrastructure or internet security, the protection of electronic infrastructures from strategic and other threats and vulnerabilities, threat analysis and reduction, asset protection, provision of single and multi-industry cyberthreat intelligence, enterprise risk assessment, security policy consulting, monitoring and management services, certification services designed to establish a common global language to assess intercompany cyberthreats and vulnerabilities across the world, risk management consulting, intelligence gathering and the provision of infrastructure solutions addressing cyberthreats and related risks.

                  1.2 "END USER" means a customer of iDEFENSE who uses iDEFENSE's consulting services as a result of HomeCom's referral and marketing efforts.

                  1.3 "INTELLECTUAL PROPERTY RIGHTS" means patent rights, copyright rights (including, but not limited to, rights in audiovisual works and moral rights), trademarks, service marks, trade secret rights, and any other intellectual property rights.

                  1.4 "MARKS" shall mean all trademarks, service marks, trade names, logos or other identifying information of iDEFENSE.

                  1.5 "MATERIALS" means any iAlert Reports, other reports, analyses, recommendations, audits, software or other materials provided to the End User by iDEFENSE in connection with the Services.

                  1.6 "SERVICES" means the risk management consulting, software implementation and other services provided by iDEFENSE relating to electronic infrastructure or internet security, the protection of electronic infrastructures from strategic and other threats and vulnerabilities, threat analysis and reduction, asset protection, provision of single and multi-industry cyberthreat intelligence, enterprise risk assessment, security policy consulting, monitoring and management services, certification services designed to establish a common global language to assess intercompany cyberthreats and vulnerabilities across the world, risk management consulting, intelligence gathering and the provision of infrastructure solutions addressing cyberthreats and related risks.

                    1.7 All other capitalized terms will have the meaning given in the text of this Agreement.

         2.       LICENSES.

                  2.1 AUTHORIZATION OF DISTRIBUTOR. Subject to the terms of this Agreement, iDEFENSE appoints HomeCom as a distributor of iDEFENSE's Services and Materials to End Users during the term of this Agreement. HomeCom's rights in the Services and Materials will be limited to those expressly granted in this Agreement.

                  2.2 PREFERRED PROVIDER OF THE SERVICES AND MATERIALS. iDEFENSE shall be HomeCom's preferred provider of the Services and Materials. If any HomeCom End User or other client is interested in services or reports like the Services or Materials offered by iDEFENSE, HomeCom will first offer iDEFENSE the opportunity to explore and provide a proposal to HomeCom's End User or other client. If iDEFENSE fails to respond to the opportunity or provide a statement of work proposal within three (3) business days of receipt of HomeCom's notice of the opportunity or any later deadline specified by HomeCom, then HomeCom may engage another provider to provide Competing Services to that End User or client. iDEFENSE's failure to attend the first meeting with the potential End User to discuss the risk management consulting services after receiving reasonable notice of this meeting will also be deemed to permit HomeCom to retain another provider of Competing Services. HomeCom will not enter into any reseller, distribution or other agreement to engage regularly any other provider of Competing Services. iDEFENSE reserves the right to provide its Services and Materials directly to end users or through other value-added distributors, resellers or distribution channels. HomeCom may also engage another provider of Competing Services if the End User has specifically requested that such other provider be engaged. HomeCom shall not recommend or otherwise encourage its End Users to specify a provider other than iDEFENSE.

         3. END USER AGREEMENT. The Services or Materials will be provided to an End User pursuant to End User agreement(s) either (i) between the End User and iDEFENSE or (ii) between the End User and HomeCom, which agreement has been reviewed and approved by iDEFENSE. If after a reasonable amount of time HomeCom or the End User and iDEFENSE determine in good faith that they will be unable to agree on the terms on the End User agreement under which iDEFENSE will perform the Services, HomeCom may engage another provider of Competing Services to service that End User without violating the provisions of Section 2.2.


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


         4.       PAYMENTS.

                  4.1 FEES. iDEFENSE will price its Services and Materials offered to End Users based on the Service and price schedules set forth as Exhibit B. iDEFENSE may amend and modify Exhibit B at its discretion from time to time upon thirty (30) days' notice to HomeCom.

                  4.2 DISCOUNT/COMMISSION. All fees payable by the End Users for the Services and Materials will be payable directly to iDEFENSE. iDEFENSE will pay HomeCom a discount/commission on such fees based on the schedules set forth in Exhibit A. No discount/commission is payable to HomeCom on amounts payable by End Users to reimburse iDEFENSE for out-of-pocket and other expenses and taxes incurred in providing the Services and Materials. The discount/commissions are calculated based on all consulting and other fees payable by the End User for iDEFENSE's Services and Materials less discounts, rebates, returns and other deductions and excluding all reimbursements for expenses and taxes.

                  4.2 TAXES. All amounts payable under this Agreement are exclusive of all sales, use, value-added, excise, customs duties, assessments and other taxes and duties. HomeCom or its End User will pay all taxes and duties assessed in connection with this Agreement and its performance, except for taxes payable on iDEFENSE's net income. HomeCom will promptly reimburse iDEFENSE for any and all taxes or duties (other than taxes on iDEFENSE's net income) that iDEFENSE may be required to pay in connection with this Agreement or its performance.

         5.       MARKETING, PRE-SALES AND SALES RESPONSIBILITIES.

                  5.1 PRE-SALES AND SALES ASSISTANCE. HomeCom will be responsible for making initial marketing contacts, arranging meetings, presenting proposals, identifying services needed by potential End Users and otherwise handling preliminary sales efforts. At such time as the potential End User expresses interest in engaging HomeCom to provide risk management consulting services, HomeCom will notify iDEFENSE and will provide iDEFENSE with a job quote based on information from the End User regarding the scope of the proposed work, systems covered and other information necessary for iDEFENSE to estimate the price and other terms for the work. Upon notice of any opportunity pursuant to Section 2.2, iDEFENSE will promptly appoint a security consultant to attend the first meeting (by phone or in person) with the potential End User and to lead iDEFENSE's efforts to close the sale and provide the Services and Materials. iDEFENSE will use all reasonable efforts to participate in any further discussions, negotiations, presentations, meetings, conferences or other interactions with the End User regarding the risk management consulting services, provided that HomeCom provides reasonable notice of such interactions. HomeCom will obtain iDEFENSE's prior approval of any written (whether hard copy or electronic) proposals or other documents regarding the risk management consulting services to be provided by iDEFENSE before such documents are provided to the End User. iDEFENSE shall also have the right to prepare the statement of work, requirements documents and other materials that will describe the scope and nature of the Services and Materials to be provided by iDEFENSE. iDEFENSE will not be obligated to provide any Services or Materials if it has not approved and consented to such engagement and the fees and payment arrangements therefor in advance.

                  5.2 HOMECOM'S MARKETING EFFORTS. HomeCom will actively and consistently market, distribute, and obtain End Users for the Services. In the first twelve months of this Agreement, HomeCom will enter into End User agreements which result in iDEFENSE


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


receiving aggregate consulting fees (less discounts, rebates, returns and other deductions and not including expense reimbursements and taxes owed) of $50,000. At least thirty (30) days prior to the completion of each successive twelve month period, HomeCom and iDEFENSE will agree to marketing and sales goals for the following twelve month period. HomeCom agrees to (i) conduct business in a professional manner that reflects favorably on the services, products, goodwill and reputation of iDEFENSE; (ii) avoid deceptive, misleading or unethical practices which are or might be detrimental to iDEFENSE; (iii) refrain from making any false or misleading representations about iDEFENSE or the Services and Materials, including any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Services and Materials that are inconsistent with the literature distributed by iDEFENSE,
(iv) retain all End User-related records for three (3) years after the date of distribution of any Services or Materials, and assist iDEFENSE, upon request, in maintaining contacts with the End User in order to distribute Service information, sell or license other iDEFENSE products or services, discover unauthorized marketing or infringing acts, or any other reasonable business purposes of iDEFENSE; and (v) promptly report to iDEFENSE, in writing, all suspected and actual problems with the Services and Materials of which it becomes aware.

                  5.3 STANDARD MARKETING MATERIALS. iDEFENSE will make available to HomeCom standard technical materials, brochures, service and report descriptions, and other sales collateral for its Services as such materials become generally available. If any sales collateral, advertisements or other promotional or marketing material used by HomeCom makes any statement as to the specifications, features, nature or capabilities of the Services or Materials beyond the information provided to HomeCom by iDEFENSE, HomeCom will first obtain the written approval of iDEFENSE prior to publishing such advertisement or material. iDEFENSE will provide training to HomeCom and its sales personnel and contractors as reasonably requested by HomeCom to enable such personnel to more effectively market the Services and Materials.

                  5.4 COSTS RELATED TO PRE-SALES AND SALES ACTIVITY. Unless otherwise agreed to by the parties, each of iDEFENSE and HomeCom will be responsible for its own costs incurred in pre-sales, marketing and sales activity related to the Services and Materials.

         6.       CONFIDENTIALITY.

                  6.1 OBLIGATIONS. During the term of this Agreement and from three years after termination hereof, each party agrees that (i) that it will not disclose to any third party or use any Proprietary Information (as defined in Section 6.2) of the other party except for the purposes of fulfilling its obligations hereunder and as expressly permitted in this Agreement; (ii) it will take all reasonable measures to maintain the confidentiality of all Proprietary Information in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance; (iii) it will not disassemble, decompile, or reverse engineer any software provided to it from time to time by the other party, (iv) it will not copy or otherwise reproduce any Proprietary Information, in whole or in part, except for the purposes permitted under clause (i) above without the disclosing party's authorization; (v) it will disclose the Proprietary Information to those employees, representatives and agents with a need to know who have agreed to comply with these confidentiality obligations; and (vi) it will assist the disclosing party in identifying and preventing any unauthorized use or disclosure of Proprietary Information, including but not limited to advising the disclosing party immediately of the circumstances surrounding the unauthorized use of the Proprietary Information by any person or entity, and cooperating with the disclosing party in seeking injunctive or other equitable relief against any such person or entity.

                  6.2 DEFINITION OF PROPRIETARY INFORMATION. "Proprietary Information" shall mean this Agreement and all information a party discloses to the other which has been either (i) characterized in writing as confidential at the time of its disclosure or (ii) orally characterized as confidential at the time of disclosure, except for information which the receiving party can demonstrate: (a) is previously rightfully known to the receiving party without restriction on disclosure; (b) is or becomes, from no act or failure to act on the part of the receiving party, generally known in the relevant industry or public domain; (c) is disclosed to the receiving party by a third party as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving party without access to the Proprietary Information of the disclosing party or without access to confidential or proprietary information of the Division prior to its sale to iDEFENSE.

                  6.3 EFFECT OF LEGAL COMPULSION TO DISCLOSE. If a receiving party is legally compelled to disclose any of the disclosing party's Proprietary Information, then, prior to such disclosure, the receiving party will notify the disclosing party of the legal compulsion in order to permit the disclosing party to seek relief from such disclosure and/or use of the Proprietary Information. If the receiving party remains legally compelled, the receiving party shall disclose the Proprietary Information only to the extent necessary to comply with the applicable legal requirements.

                  6.4 INJUNCTIVE RELIEF. The receiving party acknowledges that the Proprietary Information is valuable and its disclosure would cause substantial harm to the disclosing party that could not be remedied by the payment of damages alone. Accordingly, the disclosing party will be entitled to preliminary and permanent injunctive relief and other equitable relief for any actual or threatened breach of this Section 6, without being required to post bond or prove that monetary damages are inadequate.

         7.       PROPRIETARY RIGHTS.

                  7.1 IDEFENSE'S OWNERSHIP. The Services, Materials and all business requirements, statements of work, functional and technical specifications, marketing proposals and other materials developed by iDEFENSE in connection with providing the Services or Materials to an End User will remain the sole and exclusive property of iDEFENSE unless otherwise set forth in the applicable End User Agreement. iDEFENSE's rights under this Section 7.1 will include, but not be limited to: (i) all copies of the Materials, in whole and in part; (ii) all Intellectual Property Rights in the Services and Materials; and
(iii) all modifications to, and derivative works based upon, the Services or Materials. HomeCom will not delete or in any manner alter the Intellectual Property Rights notices of iDEFENSE and its suppliers, if any, appearing on any Materials delivered to HomeCom. As a condition of the license rights granted to HomeCom in this Agreement, HomeCom will reproduce and display such notices on each copy it makes of any Materials.

                  7.2 HOMECOM'S DUTIES. HomeCom will use its reasonable efforts to protect iDEFENSE's Intellectual Property Rights in the Services and Materials and will report promptly to iDEFENSE any infringement of such rights of which HomeCom becomes aware. iDEFENSE reserves the sole and exclusive right at its discretion to assert claims against third parties for infringement or misappropriation of its Intellectual Property Rights.

                  7.3 TRADEMARKS. Subject to the terms and conditions of this Agreement and during the term hereof, iDEFENSE grants HomeCom a non-exclusive, non-transferable, limited license for the term of this Agreement to use the Marks in HomeCom's marketing of the Services and Materials, provided that such use is in accordance with iDEFENSE's trademark usage guidelines then in effect. Such use must reference the Marks as being owned by iDEFENSE. Nothing in this Agreement grants HomeCom ownership or any rights in or to use the Marks, except in accordance with this license. iDEFENSE will have the exclusive right to own, use, hold, apply for registration for, and register the Marks during the term of, and after the expiration or termination of, this Agreement; HomeCom will neither take nor authorize any activity inconsistent with such exclusive right.

         8. IDEFENSE'S STANDARD DISCLAIMERS, LIMITATIONS OF LIABILITY AND INDEMNITY. HomeCom acknowledges that iDEFENSE's standard disclaimers, limitations of liability and indemnity provisions are as set forth below and will inform its End Users of such standard provisions and use its best efforts to include such provisions in any End User agreement between HomeCom and iDEFENSE to provide Services or Materials for a particular End User or in any agreement between iDEFENSE and the End User.

         STANDARD DISCLAIMER OF WARRANTIES. All Services and Materials provided by iDEFENSE under this Agreement are provided on an "as is" basis without warranty of any kind, either express or implied, including but not limited to any warranties of title or non-infringement or the implied warranties or merchantability and fitness for a particular purpose. In particular, iDEFENSE makes no representations or warranties
         (i) concerning the accuracy, completeness, or reliability of any Services, Materials or other information provided under this Agreement, or (ii) that the content of the Services, Materials or other information are appropriate, authorized, or lawful in all countries, states, or other jurisdictions; or (iii) that the Services and/or Materials provided will avert, detect or prevent security breaches, losses, intrusions or other occurrences and/or the consequences therefrom that the Services and/or Materials are designed or intended to avert, detect or prevent or (iv) that any electronic files or transmissions provided by iDEFENSE will be free from errors, viruses or other harmful elements; or (v) concerning the results which will be obtained from the use of the Services, Materials or other information.

         LIMITATIONS OF LIABILITY.

         TOTAL LIABILITY. iDEFENSE's aggregate liability under this Agreement, whether for negligence, breach of contract, misrepresentation or otherwise, shall in respect of a single occurrence or a series of occurrences in no circumstances exceed the fees paid for the particular Services or Materials provided by iDEFENSE that gave rise to the liability. End User agrees that (i) the limitations contained in this Section are reasonable given, among other things, the fees paid to iDEFENSE for the Services and Materials, and (ii) these limitations reflect a reasonable allocation of risk between iDEFENSE and End User.

         EXCLUSION OF DAMAGES. In no event will iDEFENSE be liable for any special, incidental, or consequential damages, whether based on breach of contract, tort (including negligence), product liability, or otherwise, and whether or not iDEFENSE has been advised of the possibility of such damage.

         SOLE AND EXCLUSIVE REMEDY. End User's exclusive remedies with respect to any and all liabilities, losses, costs or damages resulting from any cause whatsoever, including but not limited to iDEFENSE's breach of contract or negligence, shall be to receive an amount equal to the actual damages suffered by End User directly caused by iDEFENSE (subject to the maximum limitation set forth above) and to require iDEFENSE to re-perform the Services.


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


         LIABILITY FOR LOST DATA. iDEFENSE shall not be responsible for the repair of damage to or the replacement or restoration of, any software or data files resulting from accident, transportation, neglect or misuse; intentional acts by persons or entities other than iDEFENSE, failure of electrical power, air conditioning or humidity control, or other causes beyond its control. End User shall be responsible for regularly backing up all software and data on their systems and network. If any act or omission of iDEFENSE directly causes any loss or damage to End User's software or data, iDEFENSE's sole obligation and End User's sole remedy shall be iDEFENSE's provision of reasonable assistance to restore the lost software and data from the most recent backup copy maintained by End User. iDEFENSE shall have no obligation with respect to lost software or data under any other circumstances or to recover, restore or re-enter any other software, data, information or records.

         FAILURE OF ESSENTIAL PURPOSE. The parties have agreed that the limitations specified in this Section will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

         9.       INDEMNITIES.

                  9.1 GENERAL INDEMNITY FROM HOMECOM. HomeCom agrees to defend, indemnify and hold harmless iDEFENSE against any third party claims against iDEFENSE for loss, damage, liability, suits, proceedings or expense (including but not limited to attorneys' fees and other costs of investigation or defense) arising out of any breach of this Agreement, misrepresentation, fraud, gross negligence or willful misconduct by HomeCom or its employees, agents or representatives.

                   9.2 GENERAL INDEMNITY FROM IDEFENSE. iDEFENSE agrees to defend, indemnify and hold harmless HomeCom against any third party claims against HomeCom for loss, damage, liability, suits, proceedings or expense (including but not limited to attorneys' fees and other costs of investigation or defense) arising out of any breach of this Agreement, misrepresentation, fraud, gross negligence or willful misconduct by iDEFENSE or its employees, agents or representatives.

                  9.3 INFRINGEMENT INDEMNITY. iDEFENSE agrees to defend, indemnify and hold harmless HomeCom against any third party claims against HomeCom for loss, damage, liability, suits, proceedings or expense (including but not limited to attorneys' fees and other costs of investigation or defense) to the extent the third party claim alleges that the use of the Services or Materials by HomeCom infringes any U.S. copyright or any U.S. patent issued as of the date of this Agreement. iDEFENSE will have no obligation under this Section as to any action, proceeding, or claim unless: (i) iDEFENSE is notified of it promptly; (ii) iDEFENSE has sole control of its defense and settlement; and (iii HomeCom provides iDEFENSE with reasonable assistance in its defense and settlement. iDEFENSE will have no obligations under this Section 10.2 with respect to infringement or misappropriation arising from (i) modifications to the Services or Materials that were not authorized by iDEFENSE, (ii) the use of the Services or Materials in combination with products, systems, software or materials not contemplated by iDEFENSE when it provided the Services or Materials or (iii) furnishing to HomeCom of any information, service, or applications assistance requested by HomeCom which results in a HomeCom-specific product or application.

         10.      TERM AND TERMINATION.


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


                  10.1 TERM. The term of this Agreement will begin as of October 1, 1999 and will continue for a period of three years unless it is terminated earlier in accordance with the provisions hereof. This Agreement shall automatically renew for additional one-year terms unless either party notifies the other of its desire not to renew at least 30 days prior to the end of the current term.

                  10.2 EVENTS OF TERMINATION. Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement, and fails to cure such breach within 30 days after written notice; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing. If a change in control of HomeCom occurs through a merger, such successor to HomeCom by merger shall have the option of terminating this Agreement on thirty (30) days notice. HomeCom will provide iDEFENSE with timely notice of any such merger transaction.

                  10.3 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement, iDEFENSE will pay HomeCom any discounts/commissions due and payable for specific work performed prior to the date of termination and HomeCom will immediately return to iDEFENSE or (at iDEFENSE's request) destroy all copies of Proprietary Information in its possession or control and will discontinue all advertising, reference to the Services and Materials or use of iDEFENSE's Marks and an officer of HomeCom will certify to iDEFENSE in writing that HomeCom has done so. Provided that HomeCom otherwise complies with the Non-Solicitation And Non-Compete Agreement between the parties, after any termination of this Agreement, HomeCom may engage other providers to provide Competing Services to its End Users.

                  10.4 SURVIVAL. The rights and obligations of the parties contained in Sections 5.4, 6, 7, 10.4, 12, and 14.2 and any other provision which by its nature should survive will survive the termination or expiration of this Agreement.

         11       COMPLIANCE WITH LAW.

                  11.1 GENERAL. HomeCom shall obtain all licenses, permits and approvals required by any government and shall comply with all applicable laws, rules, policies and procedures and other laws and regulations, of any governmental authority where the Services and Materials are to be distributed, used or deployed.

                  11.2 EXPORT CONTROLS. This Agreement is subject to and conditioned upon compliance with applicable export control laws and applicable regulations thereunder. HomeCom agrees to comply fully with any such export laws and to provide iDEFENSE with such documentation, assurances and access to records as may be required to obtain licenses under any such laws.

         12.      DISPUTE RESOLUTION.

                  12.1 ESCALATION PROCEDURE. iDEFENSE and HomeCom hereby agree that they will use all reasonable efforts to resolve any disputes arising out of this Agreement in a co-operative and expeditious manner. If the primary point of contact for iDEFENSE and HomeCom are unable to resolve a dispute, each party will designate a more senior representative within its organization and such representative shall have authority to negotiate and resolve the dispute with the other parties designated representatives. If these designated representatives are unable to resolve the dispute within 30 days of its referral, the dispute may be referred to arbitration in accordance with
Section 14.2.

                  12.2 ARBITRATION. If the escalation process described in
Section 14.1 fails to resolve the dispute, then such dispute shall be referred to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") by any party hereto in a location mutually agreed by the parties to be held before arbitrator selected in accordance with the Rules. The provisions of this Agreement shall control if they conflict with the Rules. United States federal law shall govern the arbitrability of all claims. Notwithstanding the failure of any party to participate in the arbitration proceedings, the arbitrator may proceed to make an award and the costs of the arbitration shall be borne equally by all parties to the arbitration. The parties acknowledge and agree that the award of the arbitrator shall be the exclusive remedy of the parties and shall be enforceable in a court of competent jurisdiction. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

         13. FORCE MAJEURE. Neither party will be responsible for any failure to perform due to causes beyond its reasonable control (each a "FORCE MAJEURE"), including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, denial of or delays in processing of export license applications, failure of a common carrier, delays or failures of access involving the Internet, World Wide Web or similar services including network traffic and configuration problems therewith fire, floods, earthquakes, accidents, strikes, or fuel crises or the acts or omissions of the other party or any End User, provided that such party gives prompt written notice thereof to the other party. The time for performance will be extended for a period equal to the duration of the Force Majeure. As soon as Force Majeure has ceased in its effect, the parties shall start to continue complying with their affected obligations.

         14.      GENERAL.

                  14.1 ASSIGNMENT AND SUBLICENSING. Subject to the right of HomeCom's successor by merger to terminate this Agreement under Section 10.2, this Agreement will bind and inure to the benefit of each party's permitted successors and assigns. HomeCom may not assign or sublicense this Agreement, in whole or in part, without iDEFENSE's written consent. Any attempt to assign or sublicense this Agreement without such consent will be null and void.

                  14.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees.

                  14.3 SEVERABILITY. HomeCom and iDEFENSE agree and acknowledge that the provisions of this Agreement shall be devisable and separate, so that, if any provision or provisions of this Agreement are held to be unreasonable, unlawful, or unenforceable, such holdings shall not impair or render invalid the remaining provisions of this Agreement. If any provision hereof is held to be too broad or unreasonable in duration, scope or character of restriction to be enforced, such provisions shall be modified to the extent necessary so that any provision or portion hereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto expressly authorize any court of competent jurisdiction to enforce any such provision or portion hereof so that any and all provisions or portions hereof shall be enforced by such court to the fullest extent permitted by law.

                  14.4 NOTICES. All notices and other communications required or permitted to be given in respect of this Agreement shall be sent by personal delivery, nationally recognized overnight courier, facsimile or certified or registered mail, to the parties at the addresses set forth on the signature pages, or, in each case, at such other address or addresses as any party shall hereafter specify by written notice to the others. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the fourth business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided for in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt.

                  14.5 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

                  14.6 ENTIRE AGREEMENT. This Agreement and its exhibits and the other agreements which are contemplated herein are the complete and exclusive agreement between the parties with respect to the subject matter hereof and supersede and replace any and all prior agreements, communications, and understandings (both written and oral) regarding HomeCom's distribution of the Services and Materials and the other subject matter hereof. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties, except that iDEFENSE may modify Exhibit B in its discretion from time to time in accordance with Section 4.1. The terms and conditions of this Agreement supersede those contained on any order form or other document issued by HomeCom requesting delivery of the Services or Materials.

                  14.7 REMEDIES. All rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently.

                  14.8 NONWAIVER. Failure by either party to enforce any term or condition of this Agreement shall not be deemed a waiver of further enforcement of that or any other term or condition.

                  14.9 AUTHORITY. Each party represents to the other that it has due and proper authority to make and perform all duties and obligations set forth and envisioned by this Agreement.

                  14.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         The parties have caused this Agreement to be executed by their duly-authorized representatives as of the 1st day of October, 1999.

INFRASTRUCTURE DEFENSE, INC.                              HOMECOM COMMUNICATIONS, INC.

By:                                                       By:
   --------------------------------------------------         -------------------------------------------------
Name:                                                     Name:
      -----------------------------------------------           -----------------------------------------------
Title:                                                    Title:
       ----------------------------------------------            ----------------------------------------------
Date:                                                     Date:
      -----------------------------------------------            ----------------------------------------------
Address:                                                  Address:
         --------------------------------------------              --------------------------------------------
Facsimile:                                                Facsimile:
           ------------------------------------------                ------------------------------------------

                                    EXHIBIT A

                                      FEES

                                 CUMULATIVE FEES PAYABLE BY END USERS FOR IDEFENSE'S
            COMMISSION           SERVICES AND MATERIALS DURING EACH TWELVE MONTH TERM
           PERCENTAGE %                               ($X)
        -------------------------------------------------------------------------------------
               17.5%                              x LESS THAN $500,000
        -------------------------------------------------------------------------------------
                20%           $500,001 LESS THAN OR EQUAL TO x LESS THAN OR EQUAL TO $999,999
        -------------------------------------------------------------------------------------
                25%                              x LESS THAN $1,000,000

At the beginning of each twelve-month term of this Agreement, discounts/commissions will be paid at the rate of 17.5% on fees actually received by iDEFENSE from End Users for the Services and Materials. Once fees from End Users for iDEFENSE's Services and Materials reach a cumulative total of $500,000 during that twelve month period, iDEFENSE will begin paying HomeCom discounts/commissions at the rate of 20%. Once fees from End Users for iDEFENSE's Services and Materials exceed a cumulative total of $1,000,000 during that twelve month period, iDEFENSE will begin paying HomeCom discounts/commissions at the rate of 25%. At the beginning of the next twelve-month term, the discount/commission rate will be reset at 17.5% until the cumulative total fees from End Users exceed $500,000 at which time the 20% rate will apply until the fees then again exceed $1,000,000.

Within thirty (30) days after the end of each calendar quarter, iDEFENSE will pay the discounts/commissions due to HomeCom based on fees (less discounts, rebates, returns and other deductions and excluding all reimbursements for expenses and taxes) actually received by iDEFENSE from HomeCom's End Users for the Services and Materials during the preceding calendar quarter.

                                    EXHIBIT B

                   SERVICES DESCRIPTIONS AND RELATED CHARGES

              DESCRIPTION AND PRICING OF IALERT ENTERPRISE SERVICE

                                    ENTERPRISE Reports
Daily iALERT Enterprise Reports provide government agencies and companies with tailored daily monitoring and analysis of threats, vulnerabilities, and incidents compiled from numerous sources to help protect your critical electronic information, communications networks, and operational capabilities. Reports are provided on each weekday, excluding federal holidays. Included in the base price of $100K are 10 user seats and two hours of calls time with an iDEFENSE analyst per month.

-------------------------- --------------------------------------------------------------------------------------
                                                        iALERT's Enterprise Service

                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------
a.       Timeliness        Daily

                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------
MONITORING                 -        Indicator Matrix
&ANALYSIS                  -        Overview and Analysis of Sector and Enterprise Status
                           -        Sector Vulnerability Reports (based on Sector Critical Dependencies)
                           -        Enterprise-specific threat and vulnerability reporting
                           -        Incidents Reporting & Analysis
                                    -        Open Sources
                                    -        Special Sources
                           -        Sources
                           -        Specific Client Intelligence
                           -        Relevant security, industry  and sector news
                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------
DELIVERY                   Secure, subscriber-only Web site
                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------
PRICING                    $100,000 per year including 10 user seats and 2 hours of call time with an analyst per month
                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------
ADDITIONAL USERS           1-25 =     $1000 per seat
                           26-50 =    $750 per seat
                           51-100 =   $500 per seat
                           > 100 =    $250 per seat
                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------
ADDITIONAL ANALYST CALLS
                           $300 an hour, in 15 minute increments
-------------------------- --------------------------------------------------------------------------------------

                   SERVICES DESCRIPTIONS AND RELATED CHARGES

                DESCRIPTION AND PRICING OF IALERT SECTOR SERVICE

                                    SECTOR Reports
iDEFENSE's iALERT Sector Reports are daily reports summarizing cyberthreats, vulnerabilities, and incidents at the sector level for the Financial Services; Energy; Communications and Information Technology; Transportation; Health Care; Manufacturing, Processing, and Distribution; and Government sectors. iALERT Sector Reports cover such timely events as hacker and terrorist activity focused at the sector as well as information technology infrastructure vulnerabilities. Reports are provided daily for a base price of $50K PER SECTOR AND INCLUDE 10 user seats.

SECTORS INCLUDE:

         FINANCIAL SERVICES. DEFINITION: INCLUDES BANKS, SAVINGS AND LOANS, CREDIT UNIONS, LENDING INSTITUTIONS, SECURITIES BROKERAGES, TRANSACTION CLEARING HOUSES, INSURANCE COMPANIES AND ALL RELEVANT REGULATORY AUTHORITIES. This sector has perhaps done the most to protect itself from attack, yet its principal vulnerability is the insider threat. This sector's payment systems, securities and commodities exchanges, and clearing and settlement organizations comprise the backbone of the sector's infrastructure. LAUNCH DATE: JUNE 1, 1999.

         GOVERNMENT. DEFINITION: INCLUDES GOVERNMENTAL AUTHORITIES PRIMARILY AT THE FEDERAL LEVEL, HOWEVER, IT IS ALSO DESIRABLE TO HAVE COVERAGE OF PERTINENT ISSUES AT LEVELS AND IN LOCATIONS IDENTIFIED BY RESPECTIVE CLIENTS. Government's concern derives principally from its duty to protect critical infrastructure at all levels of government--national, state, and local--as well as from its responsibility to assure government operations. Further, Government depends upon the private sector to provide it with the technology and information it needs to protect resources. LAUNCH DATE: SEPTEMBER 15, 1999.

         ENERGY. DEFINITION: INCLUDES THE PRODUCTION, PROCESSING, AND DISTRIBUTION OF ALL FORMS OF CONVENTIONAL AND NUCLEAR ENERGY, AS WELL AS ALL RELEVANT REGULATORY AUTHORITIES. Prolonged disruption in the flow of energy (electricity, oil, and gas) would seriously degrade the performance and survival of the other infrastructure sectors. The vulnerability of this sector to disruption is further conditioned by widespread and increasing use of Supervisory Control and Data Acquisition (SCADA) computer systems for remote control of energy-transfer systems. LAUNCH DATE: OCTOBER 15, 1999.

         COMMUNICATIONS AND INFORMATION TECHNOLOGY. DEFINITION: INCLUDES ALL FORMS OF MASS MEDIA, TELECOMMUNICATIONS PRODUCTS AND SERVICES, AS WELL AS COMPUTER SOFTWARE, HARDWARE, FIRMWARE AND ALL OTHER ELECTRONIC COMPONENTS. FURTHER INCLUDES RELEVANT REGULATORY AUTHORITIES. The most important vulnerability in this sector is increasing dependency on the Public Switched Network (PSN), and on the Internet. These networks, in turn, depend on electrical power for operations and on telephone lines and fiber-optic cables that often run along transportation routes. The more dependent we become on the PSN and the Internet, the more vulnerable we are to damage of the physical plant. LAUNCH DATE:
         NOVEMBER 15, 1999.

         TRANSPORTATION. DEFINITION: INCLUDES ALL FORMS OF COMMERCIAL TRANSPORTATION SUCH AS AIR, RAIL, MARITIME AND TRUCKING - INCLUDING ALL RELEVANT REGULATORY AUTHORITIES. Physical plant vulnerabilities characterize this sector, however IT-related vulnerabilities have increased as the sector becomes more interconnected and technology-dependent. For example, electronic data interchange, just-in-time delivery systems, and automated dispatch and tracking controls introduce significant dependencies and vulnerabilities to classic, well-established physical distribution systems. LAUNCH DATE:
         JANUARY 15, 2000.

         HEALTH CARE. DEFINITION: INCLUDES ALL ELEMENTS OF THE MEDICAL, PHARMACEUTICAL AND MEDICAL APPLIANCE INDUSTRY AS WELL AS ALL GOVERNMENT PROGRAMS (US FEDERAL, STATE AND LOCAL) AND ALL RELEVANT REGULATORY AUTHORITIES. The increasing size and accessibility of medical databases has caused growing concern for the privacy of the public, the accuracy and assuredness of the information, and the liabilities of those who posses the information. Tele-medicine, a procedural and technological breakthrough, is not without its vulnerabilities. The deployment of sufficient safeguards is paramount if medical institutions are to prevent breaches of patient confidentiality, and if they are to assure the timeliness and accuracy of the transmission of critical emergency medical data. LAUNCH DATE: FEBRUARY 15, 2000.

         MANUFACTURING, PROCESSING, AND DISTRIBUTION. DEFINITION: INCLUDES ALL FORMS OF LIGHT INDUSTRY AND DURABLE GOODS PRODUCTION AS WELL AS ALL RELEVANT REGULATORY AUTHORITIES. Information technology and computer-driven controls have become prevalent, and many companies spend more on computers and automated controls than they spend on the direct manufacturing process. Such dependence on computers, artificial intelligence, robotics, and automated inventory and control systems, and the sector's interconnected nature create vulnerabilities to technological failure or attack. Major disruptions have consequences for the industry in which the problem occurred, and have widespread effects on other sectors that depend on its products. LAUNCH DATE:
         MARCH 15, 2000

-------------------------- --------------------------------------------------------------------------------------
                                                        iALERT's Enterprise Service

                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------
b.       Timeliness        Daily

                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------
MONITORING                 -        Overview of Sector Status
&ANALYSIS                  -        General Sector Threats
                           -        Incident Reporting & Analysis
                                    -        Open Sources
                                    -        Special Sources
                           -        General ITI Vulnerabilities
                           -        Sources
                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------
DELIVERY                   Fax or Secure Email. An access-controlled Web site will be available to clients in early September.
                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------
PRICING                    $50,000 per year including 10 user seats
                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------
ADDITIONAL USERS           1-25 =    $500 per seat
                           26-50 =   $375 per seat
                           51-100 =  $250 per seat
                           > 100 =   $125 per seat
                           --------------------------------------------------------------------------------------
                           --------------------------------------------------------------------------------------

ANALYST CALLS              $300 an hour, in 15 minute increments
-------------------------- --------------------------------------------------------------------------------------